Exhibit 10.3

Seawright Holdings, Inc.
PLACEMENT AGENT AGREEMENT

Dated as of: September 12, 2005

The undersigned, Seawright Holdings, Inc., a Delaware corporation (the “COMPANY”), hereby agrees with Jones, Byrd and Attkisson, Inc. (the “PLACEMENT AGENT”) as follows:

1.
OFFERING. The Company hereby engages the Placement Agent to act as its exclusive placement agent in connection with the Investment Agreement dated September 12, 2005 (the “INVESTMENT AGREEMENT”) pursuant to which the Company shall issue and sell to the Dutchess Private Equities Fund II, L.P., a Delaware Limited Partnership (the “INVESTOR”), from time to time, and the Investor shall purchase from the Company (the “OFFERING”) up to Five Million Dollars ($5,000,000) of the Company’s Common Stock (the “COMMITMENT AMOUNT”), par value $0.001 per share (the “COMMON STOCK”), at price per share equal to the Purchase Price, as that term is defined in the Investment Agreement. Pursuant to the terms hereof, the Placement Agent shall render consulting services to the Company with respect to the Investment Agreement and shall be available for consultation in connection with the advances to be requested by the Company pursuant to the Investment Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meaning ascribed to them as in the Investment Agreement. The Investor will be granted certain registration rights with respect to the Common Stock as more fully set forth in a Registration Rights Agreement between the Company and the Investor dated September 12, 2005 (the “REGISTRATION RIGHTS AGREEMENT”). The documents to be executed and delivered in connection with the Offering, including, but not limited to, this Agreement, the Investment Agreement, and the Registration Rights Agreement, and any offering memorandum, prospectus or other disclosure document (including all amendments and supplements) utilized in connection with the Offering are referred to sometimes hereinafter collectively as the “OFFERING MATERIALS.” The Company’s Common Stock is sometimes referred to hereinafter as the “SECURITIES.” The Placement Agent shall not be obligated to sell any Securities and the Offering by the Placement Agent shall be solely on a “best efforts basis.”

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT.

A.	The Placement Agent represents, warrants and covenants as follows:

(i) The Placement Agent has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) The execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to the Placement Agent’s knowledge, any statute, rule or regulation applicable to the Placement Agent. This Agreement when executed and delivered by the Placement Agent, will constitute the legal, valid and binding obligation of the Placement Agent, enforceable in accordance with its terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity, or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy.

(iii) Upon receipt and execution of this Agreement the Placement Agent will promptly forward copies of this Agreement to the Company or its counsel and the Investor or its counsel.

(iv) The Placement Agent will not take any action that it reasonably believes would cause the Offering to violate the provisions of the Securities Act of 1933, as amended (the “1933 ACT”), the Securities Exchange Act of 1934 (the “1934 ACT”), the respective rules and regulations promulgated there under (the “RULES AND REGULATIONS”) or applicable “Blue Sky” laws of any state or jurisdiction.

(v) The Placement Agent will use all reasonable efforts to determine (a) whether the Investor is an Accredited Investor and (b) that any information furnished by the Investor is true and accurate. The Placement Agent shall have no obligation to insure that (x) any check, note, draft or other means of payment for the Common Stock will be honored, paid or enforceable against the Investor in accordance with its terms, or (y) subject to the performance of the Placement Agent’s obligations and the accuracy of the Placement Agent’s representations and warranties hereunder, (1) the Offering is exempt from the registration requirements of the 1933 Act or any applicable state “Blue Sky” law or (2) the Investor is an Accredited Investor.

(vi) The Placement Agent is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Securities will be offered or sold by the Placement Agent unless an exemption for such state registration is available to the Placement Agent. The Placement Agent is in compliance with all material rules and regulations applicable to the Placement Agent generally and applicable to the Placement Agent’s participation in the Offering.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

A.	The Company represents and warrants to the Placement Agent as follows:

(i) The execution, delivery and performance of each of this Agreement, the Investment Agreement and the Registration Rights Agreement has been or will be duly and validly authorized by the Company and is, and with respect to this Agreement, the Investment Agreement and the Registration Rights Agreement will each be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity or (c) the indemnification provisions hereof or thereof may be held to be in violation of public policy. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.

(ii) The Company has a duly authorized, issued and outstanding capitalization as set forth herein. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the agreements described herein and as described in the Investment Agreement, dated the date hereof and the agreements described therein. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. As of June 30, 2005, the authorized capital stock of the Company consists of 19,900,000 shares of Common Stock, par value $0.001 per share, of which 8,875,476 shares of Common Stock are issued and outstanding and 100,000 shares of preferred stock, of which no shares are issued and outstanding.

(iii) The Common Stock to be issued in accordance with this Agreement and the Investment Agreement has been duly authorized and when issued and paid for in accordance with this Agreement, the Investment Agreement and the certificates/instruments representing such Common Stock, will be validly issued, fully-paid and non-assessable.

4.	CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees at its expense and without any expense to the Placement Agent as follows:

A.
To advise the Placement Agent of any material adverse change in the Company’s financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Materials occurring at any time as soon as the Company is either informed or becomes aware thereof.

B.
To use its commercially reasonable efforts to cause the Common Stock issuable in connection with the Investment Agreement to be qualified or registered for sale on terms consistent with those stated in the Registration Rights Agreement and under the securities laws of such jurisdictions as the Placement Agent shall reasonably request. Qualification, registration and exemption charges and fees shall be at the sole cost and expense of the Company.

C.
Upon written request, to provide and continue to provide the Placement Agent copies of all quarterly financial statements and audited annual financial statements prepared by or on behalf of the Company, other reports prepared by or on behalf of the Company for public disclosure and all documents delivered to the Company’s stockholders.

D.	To deliver, during the registration period of the Investment Agreement, to the Placement Agent upon the Placement Agent’s request,

(i) within sixty (60) days, a statement of its income for each such quarterly period, and its balance sheet and a statement of changes in stockholders’ equity as of the end of such quarterly period, all in reasonable detail, certified by its principal financial or accounting officer;

(ii) within one hundred twenty (120) days after the close of each fiscal year, its balance sheet as of the close of such fiscal year, together with a statement of income, a statement of changes in stockholders’ equity and a statement of cash flow for such fiscal year, such balance sheet, statement of income, statement of changes in stockholders’ equity and statement of cash flow to be in reasonable detail and accompanied by a copy of the certificate or report thereon of independent auditors if audited financial statements are prepared; and

(iii) a copy of all documents, reports and information furnished to its stockholders at the time that such documents, reports and information are furnished to its stockholders.

(iv) a copy of all documents, reports and information furnished to the Investor at the time that such documents, reports and information are furnished to the Investor.

E.	To comply with the terms of the Offering Materials.

F.
To ensure that any transactions between or among the Company, or any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company, than the terms and conditions that would be available in an “arm’s length” transaction with an independent third party.

5.	INDEMNIFICATION.

A.
The Company hereby agrees that it will indemnify and hold the Placement Agent and each officer, director, shareholder, employee or representative of the Placement Agent and each person controlling, controlled by or under common control with the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the SEC’s Rules and Regulations promulgated there under (the “Rules and Regulations”), harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Placement Agent or such indemnified person of the Placement Agent may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) the Offering Materials (except those written statements relating to the Placement Agent given by an indemnified person for inclusion therein) or (b) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a) or (b) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 5(A), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Placement Agent or such indemnified person based upon specific finding of fact as to the Placement Agent or such indemnified person’s gross negligence, fraud or willful misfeasance will be promptly repaid to the Company.

B.
The Placement Agent hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the 1933 Act, the 1934 Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of the Placement Agent or its officers, employees or representatives in willful violation of any of such laws and regulations while acting as Placement Agent for the Offering, (ii) the material breach of any representation, warranty, covenant or agreement made by the Placement Agent in this Agreement or (iii) any false or misleading information provided to the Company by one of the Placement Agent’s indemnified persons.

C.
Promptly after receipt by an indemnified party of notice of commencement of any action covered by Section 5(A) or (B), the party to be indemnified shall, within five (5) business days, notify the indemnifying party of the commencement thereof; the omission by one (1) indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 5(A) or (B) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party’s control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

D.
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that the Company and the Placement Agent shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to each of them; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(D), any person controlling, controlled by or under common control with the Placement Agent, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as the Placement Agent and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Section 5(D), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby. The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

6.	FEES. The Company hereby agrees to pay the Placement Agent 1% for the gross proceeds from each Put upon the execution of this Agreement.

7.
PAYMENT OF EXPENSES. The Company hereby agrees to bear all of the expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of Offering Materials, registrar and transfer agent fees, and expenses, fees of the Company’s counsel and accountants, issue and transfer taxes, if any. The Company agrees to bear all the reasonable expenses of the Placement Agent in performing its services under this Agreement including but not limited to the fees and expenses of counsel.

8.
TERMINATION. This Agreement shall be co-terminus with, and terminate upon the same terms and conditions as those set forth in, the Investment Agreement. The rights and obligations of the Placement Agent and the Company shall survive the termination of this Agreement unabridged for a period of twenty-four (24) months after the Closing Date.

9.	MISCELLANEOUS.

A.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B.
Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed (upon confirmation of receipt received by the sending party), addressed as follows:

If to Placement Agent, to:

Jones, Byrd and Attkisson, Inc.
2839 Paces Ferry Road
Suite 320
Atlanta, Georgia 30339
Attention: Ronald Attkisson

If to the Company, to:

Seawright Holdings, Inc.
600 Cameron Street
Alexandria, Virginia 22314
Attention: Joel Sens

or to such other address of which written notice is given to the others.

C.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS UNDER THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ANY OTHERWISE APPLICABLE CONFLICT OF LAWS RULES OR PRINCIPLES. ANY SUIT, ACTION, PROCEEDING OR LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT AND PROSECUTED IN SUCH FEDERAL OR STATE COURT OR COURTS LOCATED WITHIN THE COMMONWEALTH OF VIRGINIA AS PROVIDED BY LAW. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE JURISDICTION OF EACH SUCH COURT OR COURTS LOCATED WITHIN THE COMMONWEALTH OF VIRGINIA AND TO SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MANNER PROVIDED BY APPLICABLE LAW, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO CLAIM THAT ANY SUIT, ACTION, PROCEEDING OR LITIGATION SO COMMENCED HAS BEEN COMMENCED IN AN INCONVENIENT FORUM.

D.
This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

E.	If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

SEAWRIGHT HOLDINGS, INC.

By: /s/ Joel Sens

Name: Joel Sens
Title: President and CEO

PLACEMENT AGENT:

JONES, BYRD AND ATTKISSON, INC.

By: /s/ Ronald L. Attkisson

Name: Ronald L. Attkisson
Title: President